Exhibit 24.1


                        POWER OF ATTORNEY


      KNOW  ALL  MEN  BY THESE PRESENTS, that each  person  whose
signature  appears  below  constitutes  and  appoints  J.   Larry
Nichols, H. Allen Turner and Marian J. Moon, and each or any one of them, his true and lawful attorney-in-fact and agent, each
acting   alone,   with   full   powers   of   substitution    and
resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-
effective   amendments)  and  supplements  to  this  Registration
Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting along, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


JAMES L. PATE                          JOHN A. HAGG
James L. Pate, Chairman of the         John A. Hagg, Director
Board and Director

J. LARRY NICHOLS                       HENRY R. HAMMAN
J. Larry Nichols, President,           Henry R. Hamman, Director
Chief Executive Officer and Director

WILLIAM T. VAUGHN                      WILLIAM J. JOHNSON
William T. Vaughn, Sr. Vice            William J. Johnson, Director
President - Finance

DANNY J. HEATLY                        MICHAEL M. KANOVSKY
Danny J. Heatly, Vice President -      Michael M. Kanovsky, Director
Accounting

THOMAS F. FERGUSON                     ROBERT MOSBACHER, JR.
Thomas F. Ferguson, Director           Robert Mosbacher, Jr., Director

DAVID M. GAVRIN                        H.R. SANDERS, JR.
David M. Gavrin, Director              H.R. Sanders, Jr., Director

MICHAEL E. GELLERT                     BRENT SCOWCROFT
Michael E. Gellert, Director           Brent Scowcroft, Director

MOULTON GOODRUM, JR.                   ROBERT B. WEAVER
Moulton Goodrum, Jr., Director         Robert B. Weaver, Director